Release Date:	January 30, 2026
IMMEDIATE

Moog Inc. Reports First Quarter 2026 Record Sales and EPS
and Raises Full-Year Guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and control systems, today reported record fiscal first quarter 2026 results, reflecting strong execution and continued progress against the company’s long-term financial objectives.

“We delivered an outstanding start to fiscal 2026,” said Pat Roche, CEO. “Our customer focus has resulted in exceptionally strong orders that further secures our future growth. We remain committed to delivering value to our stakeholders."

(in millions, except per share results)	Three Months Ended
	Q1 2026	Q1 2025(2)	Deltas
Net sales	$1,100	$908	21%
Operating margin	12.3%	11.4%	90 bps
Adjusted operating margin(1)	13.0%	12.1%	90 bps
Diluted net earnings per share	$2.46	$1.78	38%
Adjusted diluted net earnings per share(1)	$2.63	$1.92	37%
Net cash provided (used) by operating activities	$(45)	$(133)	$88
Free cash flow(1)	$(79)	$(166)	$87
(1) See the reconciliations of adjusted financial measures to the most directly comparable U.S. GAAP measures included in the financial statements herein for the periods ended January 3, 2026, and December 28, 2024.
(2) As previously disclosed, amounts have been revised to reflect the correction of immaterial misstatements. See "Revision of Previously Issued Consolidated Financial Statements" section from our 2025 Form 10-K.

Quarter Highlights
•Record net sales in each of our segments.

•Operating margin and adjusted operating margin increased, reflecting operational strength, partially offset by tariff pressure.

•Record diluted net earnings per share and adjusted diluted net earnings per share, driven by higher operating margin and sales level, offset partially by tariff pressure.

•Free cash flow was a use of cash, driven by cash used by trade net working capital.

•Bookings totaled $2.3 billion, driven primarily by future growth in Commercial Aircraft and new awards in Space and Defense.

•Twelve-month backlog increased 30% to a record $3.3 billion, reflecting continued demand across all of our markets.

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Segment Results
Sales in the first quarter of 2026 increased 21% to $1.1 billion. Space and Defense sales increased 31% to $324 million, driven by broad-based defense demand, with particular strength in missile controls and satellite components. Commercial Aircraft sales increased 23% to $268 million, driven by higher volume on major production programs, increased aftermarket activity associated with strong fleet utilization, and pricing. Military Aircraft sales increased 16% to $247 million, driven by a significant V-22 spares order and continued ramp-up activity on the MV-75 program. Industrial sales increased 14% to $261 million, driven by strong demand for data center cooling pumps, other industrial automation products, and enteral feeding and IV sets.

Operating margin in the first quarter of 2026 increased 90 basis points to 12.3%, compared to the first quarter of 2025. Space and Defense operating margin increased 160 basis points to 13.2%, driven by profitable sales growth, partially offset by investments in product development, business capture and charges associated with acquisition activity. Military Aircraft operating margin increased 30 basis points to 11.4%, driven primarily by a favorable sales mix. Commercial Aircraft operating margin decreased 120 basis points to 10.6%, driven by tariff pressure, partially mitigated by increased volume and pricing benefits. Industrial operating margin increased 270 basis points to 13.9%, reflecting benefits from business optimization and sales growth, partially pressured by tariffs.

Adjusted operating margin in the first quarter of 2026 increased 90 basis points to 13.0%, compared to the first quarter of 2025. The only segment with material adjustments in the first quarter of 2026 was Space and Defense, where adjusted operating margin increased 280 basis points to 14.8%, reflecting higher sales and incremental profit, partially offset by investments in product development and business capture.

Free Cash Flow Results
Free cash flow in the first quarter was a use of $79 million, driven primarily by cash used by physical inventories to support growth and the timing of payments, including the normal timing of compensation payments. Capital expenditures totaled $34 million, as the company continued to invest to support future growth.

Fiscal 2026 Financial Guidance
“We've had an incredible start to the year with our strong first quarter financial performance, and we'll continue to build our financial strength in 2026,” said Jennifer Walter, CFO. “We're increasing our 2026 guidance for sales and adjusted earnings per share, and we're affirming our guidance on adjusted operating margin and free cash flow conversion."

	FY 2026 Guidance
	Current	Previous
Net sales (in billions)	$4.3	$4.2
Adjusted operating margin	13.4%	13.4%
Adjusted diluted net earnings per share(1)	$10.20	$10.00
Free cash flow conversion	60%	60%
(1) Adjusted diluted net earnings per share is forecasted to be within range of +/- $0.20.

Conference call information
In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call and supplemental financial materials at www.moog.com/investors/communications.

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Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by words such as: “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” “assume” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). These forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, are neither historical facts nor guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission (“SEC”) and include, but are not limited to, risks relating to: (i) our operation in highly competitive markets with competitors who may have greater resources than we possess; (ii) our operation in cyclical markets that are sensitive to domestic and foreign economic conditions and events; (iii) our heavy dependence on government contracts that may not be fully funded or may be terminated; (iv) supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; (v) failure of our subcontractors or suppliers to perform their contractual obligations; and (vi) our accounting estimations for over-time contracts and any changes we need to make thereto. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

While we believe we have identified and discussed in our SEC filings the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements we make herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this press release, except as required by applicable law.

Non-GAAP Financial Measures
The press release also includes certain financial information that is not presented in accordance with Generally Accepted Accounting Principles (“GAAP”), including, but not limited to, “Adjusted Operating Margin,” “Adjusted Diluted Net Earnings Per Share,” “Adjusted EBITDA,” “Free Cash Flow” and “Free Cash Flow Conversion.” While we believe that these non-GAAP financial measures may be useful in evaluating our financial condition and results of operations, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. Adjustments to operating profit and margin and net earnings per share have included restructuring charges; acquisition- and integration-related costs; gains or losses on investments; asset impairments; litigation and regulatory matters; discrete tax items; changes in the fair value of contingent consideration; foreign exchange gains or losses; and other non-recurring or non-cash items. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measures can be found in the accompanying materials.

The press release also includes certain forward-looking non-GAAP financial guidance, including, but not limited to, “Adjusted Diluted Net Earnings per Share” and “Adjusted Operating Profit.” The Company is unable to provide a reconciliation of such forward-looking non-GAAP guidance to the most directly comparable GAAP measures without unreasonable effort because certain items that are material to the comparable GAAP measures are not available and cannot be estimated with reasonable certainty. These items are dependent on future events that are difficult to predict and outside the Company’s control. These items may include, but are not limited to, restructuring charges; acquisition- and integration-related costs; gains or losses on investments; asset impairments; litigation and regulatory matters; discrete tax items; changes in the fair value of contingent consideration; foreign exchange gains or losses; and other non-recurring or non-cash items. The timing and amount of these items may vary significantly from period to period and could have a material impact on the Company’s GAAP results, including, but not limited to, “Diluted Net Earnings per Share” and “Operating Profit.”

Contact: Aaron Astrachan
716.687.4225

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Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	January 3, 2026	December 28, 2024
Net sales	$1,100,346	$907,882
Cost of sales	806,106	662,804
Gross profit	294,240	245,078
Research and development	24,634	23,605
Selling, general and administrative	148,959	128,137
Interest	17,195	16,248
Restructuring	1,451	3,784
Other	787	(1,131)
Earnings before income taxes	101,214	74,435
Income taxes	22,363	16,909
Net earnings	$78,851	$57,526

Net earnings per share
Basic	$2.49	$1.80
Diluted	$2.46	$1.78

Weighted average common shares outstanding
Basic	31,679,982	31,971,462
Diluted	32,045,389	32,407,293

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Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS, ADJUSTED DILUTED NET EARNINGS PER SHARE AND ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 3, 2026	December 28, 2024
Net Earnings as Reported	$78,851	$57,526
Adjustments to Net Earnings:
Program terminations(1)	1,324	—
Simplification initiatives(2)	1,989	6,056
Acquisition and integration(3)	3,606	—
Other charges(4)	133	—
Tax effect of adjustments	(1,710)	(1,512)
Net Earnings as Adjusted	$84,193	$62,070

Diluted Net Earnings Per Share
As Reported	$2.46	$1.78
As Adjusted	$2.63	$1.92

Effective Income Tax Rate
As Reported	22.1%	22.7%
As Adjusted	22.2%	22.9%
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
(1) Charges include costs related to the termination of significant development, production, or support programs, such as write-off and impairments of inventory and long-lived assets, contract termination costs, and other charges.
(2) Charges include costs related to footprint rationalization, portfolio shaping and legal entity re-organization activities, such as facility closure costs, employee severance and retention costs, write-off and impairments of inventory and long-lived assets, and other charges.
(3) Charges include acquisition related activity, such as amortization of inventory fair value step-up and professional services fees. Charges also include costs related to integrating the businesses, such as employee severance and retention costs, professional services fees, legal entity and facility rationalization costs and other related charges.
(4) Other charges include business interruptions from natural causes, litigation matters, and other items that are not part of normal operations.

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Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 3, 2026	December 28, 2024
Net sales:
Space and Defense	$324,278	$247,784
Military Aircraft	247,411	213,420
Commercial Aircraft	267,843	218,490
Industrial	260,814	228,188
Net sales	$1,100,346	$907,882
Operating profit:
Space and Defense	$42,770	$28,780
	13.2%	11.6%
Military Aircraft	28,128	23,609
	11.4%	11.1%
Commercial Aircraft	28,414	25,767
	10.6%	11.8%
Industrial	36,134	25,448
	13.9%	11.2%
Total operating profit	135,446	103,604
	12.3%	11.4%
Deductions from operating profit:
Interest expense	17,195	16,248
Equity-based compensation expense	4,955	4,325
Non-service pension expense	1,130	1,946
Corporate and other expenses, net	10,952	6,650
Earnings before income taxes	$101,214	$74,435

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Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 3, 2026	December 28, 2024
Space and Defense operating profit - as reported	$42,770	$28,780
Simplification initiatives	1,323	930
Acquisition and integration	3,606	—
Other charges	133	—
Space and Defense operating profit - as adjusted	$47,832	$29,710
	14.8%	12.0%

Military Aircraft operating profit - as reported	$28,128	$23,609
Program terminations	1,324	—
Simplification initiatives	—	591
Military Aircraft operating profit - as adjusted	$29,452	$24,200
	11.9%	11.3%

Commercial Aircraft operating profit - as reported and adjusted	$28,414	$25,767
	10.6%	11.8%

Industrial operating profit - as reported	$36,134	$25,448
Simplification initiatives	666	4,535
Industrial operating profit - as adjusted	$36,800	$29,983
	14.1%	13.1%

Total operating profit - as adjusted	$142,498	$109,660
	13.0%	12.1%

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Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	January 3, 2026	September 27, 2025
ASSETS
Current assets
Cash and cash equivalents	$73,359	$62,013
Restricted cash	435	200
Receivables, net	554,295	506,768
Unbilled receivables	817,605	744,352
Inventories, net	915,691	914,302
Prepaid expenses and other current assets	88,910	142,345
Total current assets	2,450,295	2,369,980
Property, plant and equipment, net	1,043,003	1,019,906
Operating lease right-of-use assets	57,586	52,799
Goodwill	877,058	842,313
Intangible assets, net	63,558	66,101
Deferred income taxes	6,700	22,459
Other assets	53,693	52,497
Total assets	$4,551,893	$4,426,055
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$4,688	$1,563
Accounts payable	295,203	318,402
Accrued compensation	61,690	106,040
Contract advances and progress billings	410,447	372,988
Accrued liabilities and other	280,606	320,075
Total current liabilities	1,052,634	1,119,068
Long-term debt, excluding current installments	1,052,312	944,123
Long-term pension and retirement obligations	156,083	157,218
Deferred income taxes	33,025	32,600
Other long-term liabilities	192,039	180,491
Total liabilities	2,486,093	2,433,500
Shareholders’ equity
Common stock - Class A	43,864	43,864
Common stock - Class B	7,416	7,416
Additional paid-in capital	920,181	839,328
Retained earnings	2,904,206	2,834,548
Treasury shares	(1,241,614)	(1,209,200)
Stock Employee Compensation Trust	(214,872)	(195,491)
Supplemental Retirement Plan Trust	(201,585)	(170,191)
Accumulated other comprehensive loss	(151,796)	(157,719)
Total shareholders’ equity	2,065,800	1,992,555
Total liabilities and shareholders’ equity	$4,551,893	$4,426,055

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Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 3, 2026	December 28, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$78,851	$57,526
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	24,885	22,429
Amortization	2,713	2,323
Deferred income taxes	15,602	(4,261)
Equity-based compensation expense	4,955	4,325
Other	217	1,401
Changes in assets and liabilities providing (using) cash:
Receivables	(46,404)	(63,037)
Unbilled receivables	(60,291)	(36,140)
Inventories	7,095	(48,612)
Accounts payable	(26,583)	(22,973)
Contract advances and progress billings	28,114	(4,043)
Accrued expenses	(54,463)	(27,301)
Accrued income taxes	(12,866)	(6,652)
Net pension and post retirement liabilities	871	636
Other assets and liabilities	(7,464)	(8,531)
Net cash provided (used) by operating activities	(44,768)	(132,910)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(34,380)	(32,778)
Net proceeds from businesses sold	—	13,487
Net proceeds from buildings sold	3,065	—
Other investing transactions	(156)	169
Net cash provided (used) by investing activities	(31,471)	(19,122)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	372,900	426,500
Payments on revolving lines of credit	(261,900)	(197,000)
Payments on finance lease obligations	(4,308)	(2,119)
Payment of dividends	(9,193)	(8,961)
Proceeds from sale of treasury stock	8,090	—
Purchase of outstanding shares for treasury	(37,847)	(55,692)
Proceeds from sale of stock held by SECT	27,233	9,665
Purchase of stock held by SECT	(6,914)	(8,087)
Other financing transactions	(339)	(439)
Net cash provided (used) by financing activities	87,722	163,867
Effect of exchange rate changes on cash	98	(2,564)
Increase (decrease) in cash, cash equivalents and restricted cash	11,581	9,271
Cash, cash equivalents and restricted cash at beginning of year	62,213	64,537
Cash, cash equivalents and restricted cash at end of period	$73,794	$73,808

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Moog Inc.
RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 3, 2026	December 28, 2024
Net cash provided (used) by operating activities	$(44,768)	$(132,910)
Purchase of property, plant and equipment	(34,380)	(32,778)
Free cash flow	$(79,148)	$(165,688)
Adjusted net earnings	$84,193	$62,070
Free cash flow conversion	(94)%	(267)%

Free cash flow is defined as net cash provided (used) by operating activities, less purchase of property, plant and equipment, less the benefit from the Receivables Purchase Agreement. Free cash flow conversion is defined as free cash flow divided by adjusted net earnings. Free cash flow and free cash flow conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. However, management believes these adjusted financial measures may be useful in evaluating the liquidity, financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

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